UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported in the Current Report on Form 8-K filed by U.S. Energy Corp. (the “Company”, “we” and “us”) with the Securities and Exchange Commission (the “Commission”) on October 9, 2025 (the “October 2025 Form 8-K”), on October 9, 2025, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) dated as of October 9, 2025, with Roth Principal Investments, LLC (“Roth Principal Investments”). Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company has the right, in its sole discretion, to sell to Roth Principal Investments up to $25,000,000 of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement.

Since the Current Report on Form 8-K filed by the Company on February 10, 2026, to report the sale of 2,022,539 shares of Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, for aggregate gross proceeds of $2,002,509, the Company has issued and sold an aggregate of an additional 6,525,843 shares of Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, representing approximately 19.1% of the Company’s outstanding shares of common stock as of September 30, 2025 for total proceeds of $7,300,223. Of such shares, 1,425,000 shares, representing approximately 4.0% of the Company’s outstanding shares of common stock as of September 30, 2025, were sold at a price determined in accordance with the Purchase Agreement at the time the average price per share paid by Roth Principal Investments for all of the shares of Common Stock that we directed Roth Principal Investments to purchase from us pursuant to the Purchase Agreement equaled or exceeded $1.2788 (representing the lower of (a) the official closing price of our Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted as required by Nasdaq to take into account, among other things, our issuance of the Commitment Shares to Roth Principal Investments). A sale transaction completed on March 2, 2026, resulted in the 5% threshold being exceeded and triggering the disclosure requirements of Item 3.02 of Form 8-K.

The shares were issued in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering. Roth Principal Investments represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and that it acquired the shares for investment purposes and not with a view to distribution. The Company filed a Form S-1 Registration Statement to register the resale of the shares sold under the Purchase Agreement as discussed above, which was declared effective with the Commission on December 1, 2025.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit10.1 to the October 2025 Form 8-K, and is incorporated herein by reference.

As a result of the issuances described above, as of the date of this Report, we have 44,269,192 shares of common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated: March 3, 2026